SCHEDULE 14C INFORMATION

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NEUBERGER BERMAN ALTERNATIVE FUNDS
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Neuberger Berman Alternative Funds

Neuberger Berman Absolute Return Multi-Manager Fund

605 Third Avenue
New York, New York 10158-0180
800-877-9700

INFORMATION STATEMENT DATED JANUARY 29, 2016

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY

IMPORTANT NOTICE REGARDING THE
AVAILABILITY OF THE INFORMATION STATEMENT

The Information Statement is available at www.nb.com.

The purpose of this Information Statement is to provide you with information about a new subadviser for the Neuberger Berman Absolute Return Multi-Manager Fund (“Absolute Return Multi-Manager Fund” or, the “Fund”), a series of Neuberger Berman Alternative Funds (the “Trust”). The information in this document should be considered to be an Information Statement for purposes of Schedule 14C under the Securities Exchange Act of 1934, as amended. You may obtain an additional copy of the Fund’s Prospectus or Statement of Additional Information, or its most recent Annual Report or Semi-Annual Report, free of charge, by writing to the Trust at the address shown above, by calling 1-800-877-9700 or by visiting the Trust’s website at www.nb.com. This Information Statement is being mailed on or about January 29, 2016 to shareholders of record as of January 19, 2016.

BACKGROUND

Neuberger Berman Investment Advisers LLC (the “Manager”), located at 605 Third Avenue, New York, NY 10158, is the Fund’s investment manager and administrator. The Manager is responsible for choosing the Fund’s investments and handling its day-to-day business, including the oversight of the investment activities of the subadvisers of the Fund (each, a “Subadviser” and collectively, “Subadvisers”). The Manager allocates assets of the Fund to Subadvisers whose strategy it believes, when combined to form a single portfolio, can provide attractive risk-adjusted returns over the long term.

The Manager and the Fund have obtained an exemptive order from the Securities and Exchange Commission (“SEC”) that permits the Manager to engage additional unaffiliated Subadvisers, and to enter into and materially amend existing or future subadvisory agreements with unaffiliated Subadvisers, upon the approval of the Trust’s Board of Trustees (“Board”), without obtaining shareholder approval. Accordingly, the Manager is able, subject to the approval of the Board, to appoint and replace Subadvisers and to amend subadvisory agreements without obtaining shareholder approval.

At its meetings held on March 25-26, 2015, the Board, including the Trustees who are not “interested persons” (as that term is defined in the Investment Company Act of 1940, as amended (“1940 Act”)) of the Trust or the Manager (“Independent Trustees”), considered and unanimously approved the Manager’s proposal to appoint GSA Capital Partners LLP (“GSA Capital”) as Subadviser to allocated portions of the Fund. The Manager’s proposal was based on certain factors, including, but not limited to, the desire to add a new Subadviser that would complement the current investment strategies of the Fund’s other Subadvisers by offering greater style diversification. The other current Subadvisers to the Absolute Return Multi-Manager Fund are Blue Jay Capital Management, LLC, Cloud Gate Capital LLC, Cramer Rosenthal McGlynn, LLC, GAMCO Asset Management Inc., Good Hill Partners LP, Lazard Asset Management LLC, Levin Capital Strategies, L.P., Portland Hill Capital LLP, Sound Point Capital Management, L.P., TPH Asset Management, LLC, and Visium Asset Management, LP.

For investment management services, the Fund pays the Manager a management fee. The addition of the new Subadviser will not result in a change to the management fee paid by the Fund.

The following table shows the management fee paid to the Manager and the subadvisory fees paid by the Manager to the Fund’s Subadvisers during the fiscal period ended October 31, 2015.

Absolute Return Multi-Manager Fund

	Management		Subadvisory Fees
	Fees Paid to the	Subadvisory	Paid by the Manager
Management	Manager as a %	Fees Paid by	to the Subadvisers as
Fee Paid to	of Average Net	the Manager to	a % of Average Net
the Manager	Assets of the Fund	the Subadvisers	Assets of the Fund
$29,654,460	1.81%	$14,598,461	0.89%

INFORMATION REGARDING THE NEW SUBADVISER

The following provides additional information about the new Subadviser.

GSA Capital Partners LLP

General

Since November 2, 2015, GSA Capital, located at Stratton House, 5 Stratton Street, London W1J 8LA, United Kingdom, has managed assets allocated to the managed futures investment strategy. GSA Capital is a registered investment adviser providing asset management services since 2005. As of December 31, 2015, GSA Capital managed approximately $3.93 billion in total assets.

Investment Strategy

GSA Capital employs a managed futures investment strategy with respect to the portion of the Fund allocated to it.

Directors and Executive Officers

The following are directors and/or executive officers of GSA Capital. The address of each is Stratton House, 5 Stratton Street, London W1J 8LA, United Kingdom.

Name	Position
Jonathan Hiscock	Chairman
David Khabie-Zeitoune	Chief Executive Officer
Dean Gregory	Chief Operating Officer
Nick Bushrod	Chief Technology Officer
Chris Hullin	Chief Financial Officer
Tim Kuschill	General Counsel, Chief Compliance Officer
Nathalie Esposito	Head of Business Development

No officer or Trustee of the Trust is an officer, employee, director, or shareholder of GSA Capital.

GSA Capital does not manage any other registered funds in accordance with a similar investment strategy.

Compensation

Under the sub-advisory agreements by and between the new Subadviser and the Manager (the “Sub-Advisory Agreement”), the Manager is responsible for all fees payable to the new Subadviser for its services as a Subadviser to the Fund. The Fund is not responsible for the payment of any portion of such fees. Accordingly, the appointment of the new Subadviser to the Fund does not affect the management fees paid by the Fund or its shareholders.

Information Regarding the Sub-Advisory Agreement

Pursuant to the Sub-Advisory Agreement, the Subadviser has been delegated responsibility for the day-to-day management of the assets of the Fund allocated to the Subadviser. The Sub-Advisory Agreement provides in substance that the Subadviser will make and implement investment decisions for the Fund in its discretion and will continuously develop an investment program for the Fund’s assets allocated to such Subadviser. The Sub-Advisory Agreement permits the Subadviser to effect securities transactions on behalf of the Fund through associated persons of the Subadviser. The Sub-Advisory Agreement also specifically permits the Subadviser to compensate, through higher commissions, brokers and dealers who provide investment research and analysis to the Fund.

The Sub-Advisory Agreement continues with respect to the Fund until October 31, 2016, and is renewable from year to year thereafter, so long as its continuance is approved at least annually (1) by the vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval and (2) by the vote of a majority of the Trustees or by a majority vote of the outstanding shares in the Fund (as defined by the 1940 Act). The Sub-Advisory Agreement is subject to termination, without penalty, with respect to the Fund by the Trustees, or by a majority vote of the outstanding shares of the Fund (as defined by the 1940 Act), by the Manager on not less than 30 nor more than 60 days’ prior written notice to the Fund. The Subadviser is permitted to terminate the Sub-Advisory Agreement on 60 days’ prior written notice to the Fund and Manager. The Sub-Advisory Agreement also terminates automatically with respect to the Fund if it is assigned or if the management agreement between the Manager and the Trust terminates with respect to the Fund.

BOARD CONSIDERATIONS1

At meetings held on March 25-26, 2015, the Board of the Trust, including the Independent Trustees, considered and approved the Sub-Advisory Agreement among the Neuberger Berman Management LLC (“Management”), NB Alternative Investment Management LLC (the “Adviser”), and GSA Capital

[1] On January 1, 2016, Neuberger Berman Management LLC transferred to Neuberger Berman Fixed Income LLC (“NBFI”) its rights and obligations pertaining to all services it provides to all Neuberger Berman mutual funds, including the Fund, under any investment management, investment sub-advisory, and/or administration agreement, as applicable (the “Agreements”). Following the transfer, NBFI was renamed Neuberger Berman Investment Advisers LLC (“NBIA”). In addition, as of the date of the transfer, the services previously provided by NB Alternative Investment Management LLC are now being provided by NBIA. The consolidation did not result in any change in the investment processes currently employed by the Fund, the nature or level of services provided to the Fund, or the fees the Fund pays under its Agreements.

(an “Additional Subadviser”), which will be responsible for managing a portion of the assets of the Fund. The Independent Trustees were advised by counsel that is experienced in 1940 Act matters and that is independent of Management (“Independent Counsel”).

In evaluating the Sub-Advisory Agreement, the Board, including the Independent Trustees, reviewed extensive materials furnished by the Additional Subadviser in response to questions submitted by Management, the Adviser, the Board and Independent Counsel, and met with representatives of Management regarding the Subadviser’s personnel, operations and financial condition as they relate to the Fund. In addition, the Board, including the Independent Trustees, met with senior representatives of the Additional Subadviser regarding its personnel and operations.

The Board evaluated the overall fairness of the Sub-Advisory Agreement to the Fund and whether the Sub-Advisory Agreement was in the best interests of the Fund and its shareholders. The Board considered the following factors with respect to the Fund, among others, in connection with its approval of the Sub-Advisory Agreement: (1) the nature, extent, and quality of the services to be provided by the Additional Subadviser; and (2) the expected costs of the services to be provided. In their deliberations, the Board members did not identify any particular information that was all-important or controlling, and the Trustees may have attributed different weights to the various factors.

The Board received and considered information regarding the nature, extent and quality of services to be provided to the Fund by the Additional Subadviser under the Sub-Advisory Agreement. The Board considered the experience and staffing of the portfolio management and investment research personnel of the Additional Subadviser who would perform services for the Fund, as well as the resources available to it. The Board reviewed the performance for accounts managed by the Additional Subadviser that were substantially similar in strategy to the strategy the Additional Subadviser will use for the Fund, noting that the accounts may not be subject to the same 1940 Act restrictions as the Fund. The Board considered the policies and practices regarding brokerage and allocation of portfolio transactions of the Additional Subadviser and noted that Management and Adviser would monitor the quality of the execution services provided by the Additional Subadviser.

The Board also reviewed whether the Additional Subadviser would use brokers to execute transactions for the Fund that provide research and other services to the Additional Subadviser, and the types of benefits potentially derived from such services by the Additional Subadviser, the Fund and other clients of the Additional Subadviser. The Board also considered the compliance program and compliance history of the Additional Subadviser, including the Fund’s Chief Compliance Officer’s and the Adviser’s assessment of the compliance program of the Additional Subadviser. The Board also considered whether there were any pending lawsuits, enforcement proceedings or regulatory investigations involving the Additional Subadviser, and reviewed information regarding its financial condition, history of operations and any conflicts of interests in managing the Fund.

With respect to the overall fairness of the Sub-Advisory Agreement, the Board had previously considered the Fund’s fee structure as compared to a peer group of comparable funds and any fall-out benefits likely to accrue to Management or its affiliates. Management indicated that similar comparative information was not available with respect to the amount paid to the Additional Subadviser. The Board did, however, consider an estimate of the costs of the services to be provided and estimated profit or loss that would be realized by Management and the Adviser as a result of adding the Additional Subadviser, as well as the fees the Additional Subadviser charges for similar products. The Board noted, however, that Management, and not the Fund, pays the fee to the Additional Subadviser and therefore the fees charged by the Additional Subadviser will not change the overall expenses of the Fund. The Board also considered whether there are other business arrangements between Management or the Adviser and the Additional Subadviser that could give rise to potential conflicts. It considered whether the Sub-Advisory Agreement will or should provide for breakpoints in the fees and, as a general matter, the way in which any such breakpoints should factor into the fees paid by the Fund.

Conclusions as to Additional Sub-Advisory Agreement

In approving the Sub-Advisory Agreement, the Board concluded that the Sub-Advisory Agreement is fair and reasonable and that approval of the Sub-Advisory Agreement is in the best interests of the Fund and its shareholders. In reaching this determination, the Board considered that the Additional Subadviser could be expected to provide a high level of service to the Fund; that the Additional Subadviser’s fees appeared to the Board to be reasonable given the nature and quality of services expected to be provided; and that the expected benefits accruing to the Additional Subadviser and its affiliates and Management and its affiliates by virtue of their relationship with the Fund were reasonable in light of the expected costs of providing the sub-advisory services and the expected benefits accruing to the Fund.

ADDITIONAL INFORMATION ABOUT THE FUND

Portfolio Transactions

To the extent permitted by law and in accordance with procedures established by the Board, affiliates of the Manager or Subadvisers are permitted to act as brokers for the Fund in the purchase and sale of its portfolio securities (other than certain securities traded on the over-the-counter market) where such brokers are capable of providing best execution (“Affiliated Brokers”). For the fiscal period ended October 31, 2015, the Fund did not pay any brokerage commissions to Affiliated Brokers.

Control Persons and Principal Holders

As of December 31, 2015, the following are all of the beneficial and record owners of five percent or more of a class of the Fund. Except where indicated with an asterisk, the owners listed are record owners. These entities hold these shares of record for the accounts of certain of their clients and have informed the Fund of their policy to maintain the confidentiality of holdings in their client accounts, unless disclosure is expressly required by law.

Absolute Return Multi-Manager Fund

Class	Name & Address	Percent Owned
Class A	RAYMOND JAMES	21.52%
	880 CARILLON PARKWAY
	ST. PETERSBURG, FL 33716-1100

	CHARLES SCHWAB & CO INC.	15.89%
	211 MAIN STREET
	SAN FRANCISCO, CA 641-1905

	PERSHING LLC	6.54%
	1 PERSHING PLAZA
	JERSEY CITY, NJ 07399-0002

Class C	MERRILL LYNCH PIERCE	23.68%
	FENNER & SMITH INC
	FUND ADMINISTRATION
	4800 DEER LAKE DR E FL 2
	JACKSONVILLE FL 32246-6484

	MORGAN STANLEY SMITH BARNEY	15.53%
	HARBORSIDE FINANCIAL CENTER
	PLAZA 2 3RD FLOOR
	JERSEY CITY NJ 07311

Class	Name & Address	Percent Owned
	UBS WM USA	11.19%
	1000 Harbor BLVD,
	WEEHAWKEN, NJ 07086-6761

	RAYMOND JAMES	8.16%
	880 CARILLON PARKWAY
	ST. PETERSBURG, FL 33716-1100

Institutional Class	CHARLES SCHWAB & CO INC.	18.05%
	211 MAIN STREET
	SAN FRANCISCO, CA 641-1905

	NATIONAL FINANCIAL	13.81%
	SERVICES LLC
	FBO OUR CUSTOMERS
	ATTN MUTUAL FUNDS DEPT
	499 WASHINGTON BLVD FL 4
	JERSEY CITY NJ 07310-2010

	UBS WM USA	13.29%
	ATTN: DEPARTMENT MANAGER
	1000 HARBOR BLVD, 5TH FLOOR
	WEEHAWKEN NJ 07086-6761

	LPL FINANCIAL	11.65%
	9785 TOWNE CENTRE DRIVE
	SAN DIEGO, CA 92121-1968

	MORGAN STANLEY SMITH BARNEY	10.01%
	HARBORSIDE FINANCIAL CENTER
	PLAZA 2 3RD FLOOR
	JERSEY CITY NJ 07311

	JP MORGAN CLEARING CORP	7.37%
	OMNIBUS FBO ITS CUSTOMERS
	3 CHASE METROTECH CENTER
	BROOKLYN, NY 11245-0001

	PERSHING LLC	6.39%
	1 PERSHING PLZ
	JERSEY CITY NJ 07399-0002

Class	Name & Address	Percent Owned
	MLPF&S FOR THE SOLE BENEFIT OF	5.37%
	ITS CUSTOMERS
	ATTN FUND ADMINISTRATION
	4800 DEER LAKE DR E FL 2
	JACKSONVILLE FL 32246-6484

Class R6	MERRILL LYNCH PIERCE	5.37%
	FENNER & SMITH INC
	FUND ADMINISTRATION
	4800 DEER LAKE DR E FL 2
	JACKSONVILLE FL 32246-6484

	NFS LLC FEBO	79.41%
	FBO THE NORTHERN TRUST
	COMPANY
	PO BOX 92956
	CHICAGO IL 60675-2956

	NFS LLC FEBO	14.96%
	FBO THE PRIVATE BANK
	AND TRUST CO
	120 S LA SALLE ST FL 7
	CHICAGO IL 60603-3403

	NFS LLC FEBO	5.33%
	FIIOC AS AGENT FOR
	QUALIFIED EMPLOYEE BENEFIT
	PLANS (401K) FINOPS-IC FUNDS
	100 MAGELLAN WAY # KW1C
	COVINGTON KY 41015-1987

As of December 31, 2015, the Trustees and officers, as a group, owned less than 1% of each class of shares of the Fund.

Outstanding Shares

There were 128,291,593 Institutional Class shares, 20,245,238 Class A shares, 8,572,943 Class C shares and 1,660,376 of Class R6 shares of the Absolute Return Multi-Manager Fund issued and outstanding as of 10/31/15.

Document Delivery. Please note that only one annual report or information statement may be delivered to two or more shareholders of the Fund who share an address, unless the Fund has received instructions to the contrary. To request a separate copy of an annual report or information statement, or for instructions as to how to request a separate copy of such documents or as to how to request a single copy if multiple copies of such documents are received, shareholders should contact the Fund at 605 Third Avenue, New York, New York 10158-0180 or 1-800-877-9700.

R0012 01/16